UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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GREEKTOWN SUPERHOLDINGS, INC.
(Name of registrant as specified in its charter)

Brigade Leveraged Capital Structures Fund Ltd. Brigade Capital Management, LLC Donald E. Morgan, III Neal P. Goldman
(Name of person(s) filing proxy statement, if other than the registrant)

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ISS SUPPORTS BRIGADE'S NOMINEE FOR
BOARD OF DIRECTORS OF GREEKTOWN SUPERHOLDINGS, INC.

Recommends that shareholders do not vote management's blue proxy card and vote Brigade’s WHITE card

New York, New York, April 25, 2012

Institutional Shareholder Services ("ISS"), the leading independent proxy voting advisory firm, has recommended support for Brigade Capital Management’s nominee to the Greektown Superholdings, Inc. (“Greektown”) board of directors. ISS recommended that shareholders of Greektown vote FOR Mr. Neal Goldman on Brigade’s WHITE proxy card.

Here are some of the highlights of the ISS report:

VOTE RECOMMENDATION

“Votes FOR the dissident nominee Neal Goldman are warranted as he appears to be well-suited to drive boardroom change, which the dissident has demonstrated is necessary.”

“Votes AGAINST management nominees George Boyer and Darrell Burks for serving as non-independent directors on key committees warranted.”

EQUITY VALUE DESTRUCTION

“Using a peer set of comparable gaming companies (PENN, BYD, PNK, ASCA, TPCA, ISLE, MNTG, DDE), ISS derived a median EV/EBITDA multiple of 7.3x. Applying this multiple to Greektown's June 30, 2010 and December 31, 2011 LTM EBITDA figures, Greektown's equity value (EV less total debt plus cash and cash equivalents) declined approximately 27 percent assuming Brigade's 2010 LTM EBITDA figure and 6 percent assuming Greektown's LTM EBITDA figure. Regardless of which EBITDA value is assumed, the company's equity value has declined since its emergence from bankruptcy. Conversely, since June 30, 2010, Greektown's peers have generated a median and average return of 18 percent, and 45 percent, respectively (peers include PENN, BYD, PNK, ASCA, ISLE, MNTG, and DDE). Consequently, Greektown has underperformed its peers.”

EBITDA MARGIN DECLINES

“Brigade has argued that EBITDAR margins have declined by approximately 15 percent since 2009... Alternatively, Greektown argues that the three-year (2009 – 2011 estimates) decline is 4.5 percent. The discrepancy is the result of certain 2009 tax adjustments, management fees, and pre-opening figures… Nevertheless, even accounting for management's more conservative figure, which includes the cost of management fees and pre-opening expenses, EBITDAR margins have still declined.”

EXECUTIVE PAY

“The ability of the Executive Chairman [George Boyer] to exert significant discretion, apparently without the input of the Compensation Committee, in determining the pay of executives, including his own pay, is cause for concern.”

“In addition, we note that neither Executive Chairman Boyer or CEO Puggi reside in Michigan. As such, both executives receive airfare reimbursements. Notably, per Puggi's contract, he is entitled to receive 28 first-class roundtrip flights between Detroit, Las Vegas, and New Jersey. In 2011, Greektown reimbursed Puggi for $7,517 in flights and in discussions with the company, Puggi noted that he again is not likely to use his entire flight reimbursement allowance. No disclosure regarding Executive Chairman Boyer's flight status was provided.”

“HAS THE DISSIDENT MADE A COMPELLING CASE FOR CHANGE?

… Despite significant renovations to the casino and a positive earnings guidance for 1Q2012, margins are down, market share is flat, and [Greektown’s] equity value has underperformed that of its peers. Additionally, Brigade has argued that executive pay is excessive. In response, we highlight concerns regarding Greektown's pay structure, which includes the non-independent Executive Chair maintaining significant authority to determine pay – including his own based on the company's filings. Finally, the Compensation Committee is not comprised of entirely independent directors. In light of these aforementioned concerns, ISS believes that the dissident has made a compelling case for change.”

“WILL THE DISSIDENT NOMINEE ADD MORE VALUE?

In discussions with the dissident, we note that Goldman has significant experience specializing in high-yield and distressed debt investing, a minimum of 11-years, including the last five as a member of Brigade. Moreover, as one of the original four largest noteholders – Brigade, Hancock, Solus, and Oppenheimer - Brigade helped designate the plan to emerge from bankruptcy. Consequently, Goldman appears highly familiar with Greektown's operations, business structure, and regulatory framework.

In response to the dissident's concerns regarding improper executive compensation, we believe that the additional oversight from a large independent shareholder (note that the Compensation Committee is not entirely independent and the director whom Brigade seeks to replace is the Chair of the Committee) may provide meaningful alignment between pay and performance.

In light of these qualifications and aforementioned concerns, votes on the WHITE card FOR the dissident nominee Goldman are warranted.” (1)

Brigade thanks ISS for its incisive report and recommending our nominee.

It is time to send a signal to this entrenched Board. Even if you have previously voted on the blue card supplied by Greektown, you can change your vote today.

We strongly encourage all shareholders to vote for the Brigade nominee on the WHITE proxy card.

Shareholders who have questions or require assistance in voting the WHITE proxy card or need additional copies of Brigade’s materials proxy materials, can call Georgeson Inc. toll-free at (866) 295-3782, or email brigade@georgeson.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT ON SCHEDULE 14A FILED BY THEM AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2012 ANNUAL MEETING OF GREEKTOWN (THE “PROXY STATEMENT”). BRIGADE, BRIGADE CAPITAL MANAGEMENT, LLC, DONALD E. MORGAN, III AND NEAL P. GOLDMAN (COLLECTIVELY, THE “PARTICIPANTS”) HAVE MAILED THE PROXY STATEMENT AND A PROXY CARD TO EACH GREEKTOWN STOCKHOLDER ENTITLED TO VOTE AT THE 2012 ANNUAL MEETING.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY BRIGADE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, GEORGESON, INC., TOLL-FREE AT (866) 295-3782 OR VIA EMAIL AT BRIGADE@GEORGESON.COM.

IMPORTANT INFORMATION RELATING TO THE ABOVE-NAMED PARTICIPANTS IN THIS PROXY SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT FILED BY BRIGADE AND THE OTHER PARTICIPANTS WITH THE SEC ON APRIL 6, 2012. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE TO SHAREHOLDERS OF THE COMPANY AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, GEORGESON, INC. AT ITS TOLL-FREE NUMBER (866) 295-3782 OR VIA EMAIL AT BRIGADE@GEORGESON.COM.

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(1) Permission to use these quotes was neither sought nor obtained (emphasis added).